Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On August 20, 2025, Nabors Industries Ltd. (“Nabors” or the “Company”) entered into a definitive agreement to sell Nabors’ Quail Tools, LLC (“Quail Tools”) subsidiary to Superior Energy Services, Inc. (the “Disposition”). Quail Tools was part of the Company’s acquisition of Parker Wellbore on March 11, 2025. Net consideration for the sale totals $600.0 million plus adjustments for net working capital. Consideration is comprised of cash of $375.0 million and a seller note of $250.0 million.

The following unaudited pro forma condensed consolidated financial information (the “unaudited pro forma statements”) is based on the historical financials of Nabors after giving effect to the Disposition. These unaudited pro forma statements give effect to the Disposition based on the adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated balance sheet is presented as if the Disposition was completed on June 30, 2025, and the unaudited pro forma condensed consolidated statement of income (loss) is presented as if the disposition was completed on January 1, 2024. Given that the acquisition of Parker Wellbore occurred in 2025, there is no pro forma impact on the Company’s historical statement of income for the year ended December 31, 2024. As such, a pro forma statement of income for the year ended December 31, 2024 is not presented.

The unaudited pro forma statements have been prepared based upon available information and management estimates; actual amounts may differ from these estimated amounts. The unaudited pro forma statements are not intended to represent or be indicative of the financial condition or results of operations that might have occurred had the Disposition occurred as of the dates stated above, and further should not be taken as representative of the future financial condition or results of operations. The pro forma adjustments are described in the notes.

The unaudited pro forma statements should be read in conjunction with the historical unaudited condensed consolidated statement as of and for the six months ended June 30, 2025, which was included in Nabors’ Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, as well as the historical consolidated financial statements as of and for the year ended December 31, 2024, which is included in Nabor’s Annual Report on Form 10-K for the year ended December 31, 2024.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of June 30, 2025

(in thousands)

		Pro Forma
	Historical Nabors Industries Ltd. Consolidated	Deconsolidation of Quail Tools (a)	Pro Forma Adjustments		Pro Forma Nabors Industries Ltd.
ASSETS
Current assets:
Cash and cash equivalents	$387,321	$(5,642)	$378,497	(b)	$760,176
Short-term investments	34	-	-		34
Accounts receivable, net	537,071	(55,855)	-		481,216
Affiliate notes receivable	-	(24,237)	24,237	(i)	-
Notes receivable	-	-	250,000	(b)	250,000
Inventory, net	107,479	-	-		107,479
Other current assets	164,986	(1,103)	-		163,883
Total current assets	1,196,891	(86,837)	652,734		1,762,788
Property, plant and equipment, net	3,063,033	(149,923)	-		2,913,110
Restricted cash held in trust	338,584	-	-		338,584
Deferred income taxes	272,639	33,149	(126,904	)(h)	178,883
Other long-term assets	167,516	(9,626)	-		157,890
Total assets	$5,038,663	$(213,237)	$525,830		$5,351,255
LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable	$364,846	$(16,690)	$-		$348,156
Accrued liabilities	274,211	(3,532)	-		270,679
Income taxes payable	16,590	(476)	7,738	(h)	23,852
Current lease liabilities	13,798	(789)	-		13,009
Total current liabilities	669,445	(21,487)	7,738		655,696
Long-term debt	2,672,820	-	-		2,672,820
Other long-term liabilities	244,469	(9,532)	-		234,937
Deferred income taxes	5,259	-	-		5,259
Total liabilities	3,591,993	(31,019)	7,738		3,568,712

Redeemable noncontrolling interest in subsidiary	806,342	-	-		806,342

Shareholders’ equity:
Common shares	787	-	-		787
Capital in excess of par value	3,738,989	(158,767)	158,767	(f)	3,738,989
Accumulated other comprehensive loss	(10,668)	-	-		(10,668)
Retained earnings (accumulated deficit)	(2,105,373)	(23,451)	335,087	(c)	(1,769,500)
			24,237	(i)
Less: treasury shares, at cost	(1,315,751)	-	-		(1,315,751)
Total shareholders’ equity	307,984	(182,219)	518,092		643,857
Noncontrolling interest	332,344	-	-		332,344
Total equity	640,328	(182,219)	518,092		976,201
Total liabilities and equity	$5,038,663	$(213,237)	$525,830		$5,351,255

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)

For the six months ended June 30, 2025

(in thousands)

		Pro Forma
	Historical Nabors Industries Ltd. Consolidated	Deconsolidation of Quail Tools (a)	Pro Forma Adjustments		Pro Forma Nabors Industries Ltd.
Revenues and other income:
Operating revenues	$1,568,974	$(76,012)	$-		$1,492,962
Investment income	12,725	-	9,375	(d)	22,100
Total revenues and other income	1,581,699	(76,012)	9,375		1,515,062

Costs and other deductions:
Direct costs	936,181	(28,149)	-		908,032
General and administrative expenses	151,232	(3,307)	-		147,925
Research and engineering	26,757	-	-		26,757
Depreciation and amortization	329,699	(12,912)	-		316,787
Interest expense	110,407	-	-		110,407
Gain on bargain purchase	(116,499)	-	-		(116,499)
Other, net	50,864	(1,076)	1,368	(e)	51,156
Total costs and other deductions	1,488,641	(45,444)	1,368		1,444,565
Income before income taxes	93,058	(30,568)	8,007		70,497
Income tax expense	38,084	(7,117)	1,842	(g)	32,809
Net income	54,974	(23,451)	6,165		37,688
Less: Net income attributable to noncontrolling interest	(52,896)	-	-		(52,896)
Net income (loss) attributable to Nabors	$2,078	$(23,451)	$6,165		$(15,208)

Losses per share:
Basic	(1.01)				(1.24)
Diluted	(1.01)				(1.24)
Weighted-average number of common shares outstanding:
Basic	12,271				12,271
Diluted	12,271				12,271

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 Basis of Pro Forma Presentation

The unaudited proforma condensed consolidated financial statements have been prepared to give effect to the sale of Quail Tools. The unaudited pro forma condensed consolidated financial statements have been derived from historical financial statements of Nabors and should be read in conjunction with the historical unaudited condensed consolidated statement as of and for the six months ended June 30, 2025, which was included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, as well as the historical consolidated financial statements as of and for the year ended December 31, 2024, which is included in Nabors’ Annual Report on Form 10-K for the year ended December 31, 2024.

The unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2025 has been prepared assuming the Disposition occurred as of that date. The unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2025 reflect the Company’s results as if the Disposition had occurred on January 1, 2024. Given that the acquisition of Parker Wellbore occurred in 2025, there is no pro forma impact on the Company’s historical statement of income from the year ended December 31, 2024. As such, a pro forma statement of income for the year ended December 31, 2024 is not presented.

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with SEC Regulation S-X Article 11 and represent management’s best estimates based upon available information. The actual results could differ materially from these estimates.

Note 2 Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements reflect the following notes and adjustments:

(a)	Reflects the deconsolidation of Quail Tools’ assets and liabilities at their carrying amounts at June 30, 2025 and Quail Tools’ operations from March 12, 2025 to June 30, 2025.

(b)	Reflects the adjustment for consideration received for the sale of Quail Tools, as well as the Quail Tools cash balance at June 30, 2025 to be retained by Nabors after the sale.

Purchase price	$600,000
Adjustment for net working capital	25,000
Quail Tools cash	5,642
Estimated costs	(2,145)
Total consideration	628,497
Seller note	(250,000)
Cash consideration	$378,497

(c)	Reflects the adjustments to retained earnings to reflect the estimated after-tax gain on the Disposition.

(d)	Reflects interest income related to seller note based on an interest rate of 7.5%.

(e)	Reflects corporate expenses allocated to Quail Tools for executive management, legal, finance, human resources, tax information technology and accounting costs related to Nabor’s corporate functions that provide support to Quail Tools. Such fees are consolidated within Nabors and as such, should not be eliminated from the pro forma statement of income.

(f)	Represents the adjustment needed to reflect the current Nabors equity structure, which includes the additional paid in capital reflected in the Quail Tools balance sheet.

(g)	Reflects income tax expense related to income before taxes generated by the pro forma adjustments based upon an estimate of the effective tax rate of 23%.

(h)	Reflects the estimated tax adjustments to the balance sheet due to the tax gain on the Disposition. The final tax consequences at closing may differ materially from this estimate.

(i)	Reflects the settlement of intercompany notes prior to the closing of the Disposition.